Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 400 Berwyn Park, 899 Cassatt Road Berwyn, PA 19312-1183 troutman.com

November 8, 2023

Amicus Therapeutics, Inc.

47 Hulfish Street

Princeton, NJ 08542

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed on the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to an aggregate of 2,467,104 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which Shares may be sold from time to time by the Selling Stockholders.

In connection with this opinion, we have reviewed the corporate proceedings taken by the Company with respect to the registration of the Shares. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other documents, as we have deemed necessary or appropriate in connection herewith, including, but not limited to, the Company’s Restated Certificate of Incorporation, as amended, the Company’s Second Amended and Restated By-laws and the agreement pursuant to which the Shares of Common Stock were purchased by the Selling Stockholders. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon a certificate of an officer of the Company, and have assumed, without independent inquiry, the accuracy of that certificate.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

Based upon the foregoing, we are of the opinion that, as of the date hereof, the Shares are validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except as otherwise set forth herein, this opinion may not be used, circulated, quoted or otherwise referred to for any purpose or relied upon by any other person without the express written permission of this firm.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP